Exhibit 99.1
FOR IMMEDIATE RELEASE
CONTACT:

MEDIA:	ANALYSTS:
Katrina W. Parker, 312/822-5167	Nancy M. Bufalino, 312/822-7757
Sarah J. Pang, 312/822-6394	Marie Hotza, 312/822-4278
David C. Adams, 312/822-2183
CNA FINANCIAL ANNOUNCES FIRST QUARTER 2010 RESULTS:
NET OPERATING INCOME OF $223 MILLION, NET INCOME OF $245 MILLION,
P&C COMBINED RATIO OF 102.0%
BOOK VALUE PER COMMON SHARE OF $37.97,
AN INCREASE OF 6% FROM DECEMBER 31, 2009
CHICAGO, May 3, 2010 — CNA Financial Corporation (NYSE: CNA) today announced first quarter 2010 results, which included net operating income of $223 million, or $0.74 per common share, and net income of $245 million, or $0.82 per common share. Property & Casualty Operations combined ratio for the first quarter was 102.0%. Book value per common share was $37.97 at March 31, 2010, as compared to $35.91 at December 31, 2009.

	Results for the Three Months
	Ended March 31 (a)
($ millions)	2010	2009
Net operating income	$223	$149
Net realized investment gains (losses)	22	(344)

Net income (loss) from continuing operations	245	(195)
Net income (loss) from discontinued operations	—	—

Net income (loss)	$245	$(195)

(a)	References to net operating income (loss), net realized investment gains (losses), net income (loss) from continuing operations and net income (loss) used in this press release reflect amounts attributable to CNA, unless otherwise noted. Management utilizes the net operating income financial measure to monitor the Company’s operations. Please refer to Note N of the Consolidated Financial Statements within the 2009 Form 10-K for further discussion of this measure.

Earnings (Loss) Per Share Attributable to Common Stockholders

	Results for the
	Three Months
	Ended March 31
	2010	2009
Net operating income	$0.83	$0.56
2008 Senior Preferred dividend	(0.09)	(0.12)

Net operating income attributable to CNA common stockholders	0.74	0.44
Net realized investment gains (losses)	0.08	(1.28)

Net income (loss) from continuing operations	0.82	(0.84)
Net income (loss) from discontinued operations	—	—

Net income (loss) attributable to CNA common stockholders	$0.82	$(0.84)

Net operating income for the three months ended March 31, 2010 improved $74 million as compared with the same period in 2009. Net operating income for our core Property & Casualty Operations improved $45 million, while results for our non-core segments improved $29 million. This overall improvement was primarily due to higher net investment income, partially offset by costs associated with our Information Technology (IT) Transformation as discussed below. Our core Property & Casualty Operations were also unfavorably impacted by higher catastrophe losses and decreased favorable net prior year development. Catastrophe losses were $26 million after-tax in the first quarter of 2010, as compared to catastrophe losses of $8 million after-tax in the first quarter of 2009. Our Property & Casualty Operations produced first quarter combined ratios of 102.0% and 98.2% in 2010 and 2009, or 99.3% and 97.3% before the 2.7 point and 0.9 point impacts related to catastrophes.
“We are pleased to report our first quarter results, which include solid net operating income and strong investment results,” said Thomas F. Motamed, Chairman and Chief Executive Officer of CNA Financial Corporation. “While the first quarter saw significant catastrophe losses industrywide, they were not a major event for CNA. Catastrophe exposure management plays a key part in our strategy for improved performance, and we are pleased with our progress so far.
“Our CNA Specialty segment continues to perform very well, and we continue to re-profile our CNA Commercial segment for improved profitability. Our decision in Commercial to drive for improved pricing in a competitive market and weak economy has put pressure on our top line. However, our progress toward an adequately priced, more profitable Commercial book of business is evident in an improving rate trend over the past two years. We moved into positive rate territory in the fourth quarter last year and our progress continues.
“We are also pleased by positive feedback from our distributors about our expanded underwriting appetite and the investments we are making to drive profitable growth. Submission flow, policy counts and hit ratios all reflect our growing capabilities in chosen market segments.
“Lastly, we have finalized agreements to outsource certain IT functions for increased efficiency and effectiveness. While one-time transition costs have increased our IT costs temporarily, we believe that significant efficiency gains will be realized in 2011 and beyond.”

Pretax net investment income for the first quarter of 2010 increased $170 million as compared with the same period in 2009. The increase was primarily driven by improved results from limited partnership investments.
After-tax net realized investment results improved $366 million for the three months ended March 31, 2010 as compared with the same period in 2009, driven by significantly lower other-than-temporary impairment (OTTI) losses recognized in earnings. OTTI losses of $39 million after-tax were recorded in the first quarter of 2010. OTTI losses of $399 million after-tax were recorded in the first quarter of 2009.
We have commenced a program to significantly transform our IT organization and delivery model. We anticipate that the total costs for this program will be approximately $41 million, of which $25 million was incurred during the first quarter of 2010. When the results of this program are fully operational, we anticipate annual savings of approximately $65 million based on our current annual level of IT spending. A significant portion of the annual savings is anticipated to be achieved in 2011 with full annual savings in 2012. Some or all of these estimated savings may be invested in IT or other enhancements necessary to support our business strategies.

Business Operating Highlights
CNA Specialty provides professional and management liability as well as other coverages through property and casualty products and services, both domestically and abroad, through a network of brokers, managing general underwriters and independent agencies.
•	Net written premiums decreased $16 million for the first quarter of 2010 as compared with the same period in 2009. The decrease in net written premiums was driven by our architects & engineers, realtors and CNA HealthPro lines of business, as current economic and competitive market conditions have led to decreased insured exposures and lower rates. Average rate decreased 1% for the first quarter of 2010, as compared to a decrease of 3% for the first quarter of 2009 for the policies that renewed in each period. Retention rates of 86% and 85% were achieved for those policies that were available for renewal in each period.
•	Net operating income improved $19 million for the first quarter of 2010 as compared with the same period in 2009. This improvement was primarily due to higher net investment income, partially offset by increased expenses.
•	The combined ratio increased 3.4 points for the first quarter of 2010 as compared with the same period in 2009. The loss ratio increased 1.5 points primarily due to decreased favorable net prior year development. The expense ratio increased 2.1 points primarily related to higher underwriting expenses, driven by IT Transformation costs, and higher commission rates.
CNA Commercial works with an independent agency distribution system and network of brokers to market a broad range of property and casualty insurance products and services to small, middle-market and large businesses and organizations domestically and abroad.
•	Net written premiums decreased $91 million for the first quarter of 2010 as compared with the same period in 2009. Net written premiums were unfavorably impacted by decreased new business and lower retention as a result of competitive market conditions. Average rate increased 1% for the first quarter of 2010, as compared to a decrease of 1% for the first quarter of 2009 for the policies that renewed in each period. Retention rates of 79% and 83% were achieved for those policies that were available for renewal in each period.
•	Net operating income improved $26 million for the first quarter of 2010 as compared with the same period in 2009. This improvement was primarily driven by higher net investment income, partially offset by higher catastrophe losses.
•	The combined ratio increased 4.5 points for the first quarter of 2010 as compared with the same period in 2009. The loss ratio increased 2.7 points primarily due to increased catastrophe losses, partially offset by the impact of an improved current accident year non-catastrophe loss ratio. The expense ratio increased 2.1 points primarily related to the lower net earned premium base. Underwriting expenses were unfavorably impacted by IT Transformation costs.

Life & Group Non-Core primarily includes the results of the life and group lines of business that are in run-off. Net earned premiums relate primarily to the individual and group long term care businesses.
•	Net loss decreased $143 million for the first quarter of 2010 as compared with the same period in 2009. This improvement was primarily due to improved net realized investment results. Additionally, favorable performance on our remaining pension deposit business and favorable reserve development arising from a commutation of an assumed reinsurance agreement also contributed to the improvement. Partially offsetting these favorable impacts were unfavorable results in our long term care business.
Corporate & Other Non-Core primarily includes certain corporate expenses, including interest on corporate debt, and the results of certain property and casualty business primarily in run-off, including CNA Re. This segment also includes the results related to the centralized adjusting and settlement of asbestos and environmental pollution.
•	Net results improved $38 million for the first quarter of 2010 as compared with the same period in 2009, primarily due to improved net realized investment results and higher net investment income.

Segment Results for the Three Months Ended March 31, 2010

					Corporate
	CNA	CNA	Total P&C	Life & Group	& Other
($ millions)	Specialty	Commercial	Operations	Non-Core	Non-Core	Total
Net operating income (loss)	$128	$97	$225	$1	$(3)	$223
Net realized investment gains (losses)	9	14	23	(4)	3	22

Net income (loss) from continuing operations	$137	$111	$248	$(3)	$—	$245

Segment Results for the Three Months Ended March 31, 2009

					Corporate
	CNA	CNA	Total P&C	Life & Group	& Other
($ millions)	Specialty	Commercial	Operations	Non-Core	Non-Core	Total
Net operating income (loss)	$109	$71	$180	$(22)	$(9)	$149
Net realized investment losses	(71)	(120)	(191)	(124)	(29)	(344)

Net income (loss) from continuing operations	$38	$(49)	$(11)	$(146)	$(38)	$(195)

Property & Casualty Operations Gross Written Premiums

	Three Months Ended March 31
($ millions)	2010	2009
CNA Specialty	$1,050	$1,093
CNA Commercial	912	1,012

Total P&C Operations	$1,962	$2,105

Property & Casualty Operations Net Written Premiums

	Three Months Ended March 31
($ millions)	2010	2009
CNA Specialty	$656	$672
CNA Commercial	829	920

Total P&C Operations	$1,485	$1,592

Property & Casualty Calendar Year Loss Ratios

	Three Months Ended March 31
	2010	2009
CNA Specialty	61.5%	60.0%
CNA Commercial	73.8%	71.1%
Total P&C Operations	68.4%	66.3%
Property & Casualty Calendar Year Combined Ratios

	Three Months Ended March 31
	2010	2009
CNA Specialty	92.5%	89.1%
CNA Commercial	109.5%	105.0%
Total P&C Operations	102.0%	98.2%
CNA Specialty Effect of Catastrophe Impacts and Development-Related Items

	Three Months Ended March 31
	2010	2009
Combined ratio excluding the effect of catastrophe impacts and development-related items	96.4%	94.0%
Effect of catastrophe impacts	0.3	0.2
Effect of development-related items	(4.2)	(5.1)

Combined ratio	92.5%	89.1%

CNA Commercial Effect of Catastrophe Impacts and Development-Related Items

	Three Months Ended March 31
	2010	2009
Combined ratio excluding the effect of catastrophe impacts and development-related items	106.3%	106.1%
Effect of catastrophe impacts	4.7	1.4
Effect of development-related items	(1.5)	(2.5)

Combined ratio	109.5%	105.0%

Property & Casualty Operations Effect of Catastrophe Impacts and Development-Related Items

	Three Months Ended March 31
	2010	2009
Combined ratio excluding the effect of catastrophe impacts and development-related items	102.0%	101.0%
Effect of catastrophe impacts	2.7	0.9
Effect of development-related items	(2.7)	(3.7)

Combined ratio	102.0%	98.2%

About the Company
Serving businesses and professionals since 1897, CNA is the country’s seventh largest commercial insurance underwriter and the 13th largest property and casualty insurance company. CNA insurance products include commercial, specialty, information technology, surety, marine, and other property and casualty coverages. CNA services include underwriting, risk control consulting, and claim management. For more information, please visit CNA at www.cna.com. CNA is a registered trademark of CNA Financial Corporation.
Conference Call and Webcast Information:
A conference call for investors and the professional investment community will be held at 10:00 a.m. (ET) today. On the conference call will be Thomas F. Motamed, Chairman and Chief Executive Officer of CNA Financial Corporation, and other members of senior management. Participants can access the call by dialing (888) 455-2238, or for international callers, (719) 325-2345. The call will also be broadcast live on the internet at http://investor.cna.com or you may go to the investor relations pages of the CNA website (www.cna.com) for further details.
The call is available to the media, but questions will be restricted to investors and the professional investment community. A taped replay of the call will be available through May 10, 2010 by dialing (888) 203-1112, or for international callers, (719) 457-0820. The replay passcode is 7128416. The replay will also be available on CNA’s website. Financial supplement information related to the first quarter results is available on the investor relations pages of the CNA website or by contacting David Adams at (312) 822-2183.
FINANCIAL MEASURES
In evaluating the results of CNA Specialty and CNA Commercial, management utilizes the combined ratio, the loss ratio, the expense ratio and the dividend ratio. These ratios are calculated using accounting principles generally accepted in the United States of America (GAAP) financial results. The loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums. The expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums. The dividend ratio is the ratio of policyholders’ dividends incurred to net earned premiums. The combined ratio is the sum of the loss, expense and dividend ratios.
This press release may also reference or contain financial measures that are not in accordance with GAAP. For reconciliations of non-GAAP measures to the most comparable GAAP measures, please refer to CNA’s filings with the Securities and Exchange Commission, as well as the financial supplement, available at www.cna.com.
FORWARD-LOOKING STATEMENT
This press release may include statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes”, “expects”, “intends”, “anticipates”, “estimates” and similar expressions. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties, please refer to CNA’s filings with the Securities and Exchange Commission available at www.cna.com.
Any forward-looking statements made in this press release are made by CNA as of the date of this press release. Further, CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA’s expectations or any related events, conditions or circumstances change.
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